Exhibit 10.105

AMENDMENT

TO

THEMAVEN, INC. 2016 STOCK INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONQUALIFIED STOCK OPTION)

This AMENDMENT (the “Amendment”), dated as of June 3, 2021 (the “Effective Date”), to THEMAVEN, INC. 2016 STOCK INCENTIVE PLAN OPTION AGREEMENT, by and between TheMaven, Inc. (the “Company”) and James Heckman (“Optionee” or “you”).

RECITALS:

The Company and Optionee entered into an Option Agreement, dated as of September 14, 2018 (the “Option Agreement”), issued under the TheMaven, Inc. 2016 Stock Incentive Plan (the “Plan”), which sets forth certain terms and conditions related to the option grant made by the Company to you to purchase up to 2,250,000 shares of common stock of the Company. Pursuant to Section 3.2(b) of the Plan the Board of Directors of Company hereby amends the Option Agreement to modify certain terms and conditions of the Option Agreement solely as specified below.

Except as expressly provided herein, all other terms and conditions of the Option Agreement shall be unaffected by this Amendment and shall remain in full force and effect. Capitalized terms not defined in this Amendment will have the meanings given them in the Option Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Option shall be reclassified as a Non-statutory Stock Option.

2.	Notwithstanding the terms of the Plan or the Option Agreement, the Option Agreement shall be exercisable for the remainder of its full term.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year set forth above.

THEMAVEN, INC.	James Heckman

By:	By:
Name:	Name:
Title:	Title: